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                                                                     EXHIBIT 4.1

NUMBER                                                                    SHARES
                     AMERICAN TELESOURCE INTERNATIONAL INC.
             AMALGAMATED UNDER THE LAWS OF THE PROVINCE OF ONTARIO

THIS                                               CUSIP 029911 10 4
CERTIFIES
THAT
                                S P E C I M E N
IS THE
REGISTERED
HOLDER OF

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF
                     AMERICAN TELESOURCE INTERNATIONAL INC.
transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.
  This Certificate is not valid until countersigned by the Transfer Agent and Registrar of the Corporation.
  IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers.
  DATED
                                    COUNTERSIGNED AND REGISTERED
                                    THE R-M TRUST COMPANY, TORONTO
                                                  TRANSFER AGENT AND REGISTRAR
                                    BY:
                                       --------------------------------------
CHAIRMAN AND CHIEF EXECUTIVE OFFICER    SECRETARY-TREASURER   AUTHORIZED OFFICER

  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE AT THE PRINCIPAL
               OFFICE OF THE R-M TRUST COMPANY, TORONTO, ONTARIO.